Exhibit 10.2
Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of December 19, 2018 among PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Sixth Amendment to and Restatement of Credit Agreement, dated as of July 30, 2018 (as so amended and as otherwise amended or modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Credit Agreement as described below; and
WHEREAS, the Lenders party hereto are willing to agree to such modifications, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Credit Agreement.
(a)    Each of the following definitions in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to anti-money laundering, bribery or corruption.

“Consolidated Capitalization” means the sum of (a) all of the shareholders’ equity or net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP plus (b) Consolidated Indebtedness plus (c) the outstanding principal amount of Preferred Stock that is not a component of a Mandatory Security plus (d) 100% of the outstanding principal amount of Equity Preferred Securities of the Borrower and its Subsidiaries plus (e) the aggregate outstanding stated or principal amount of Mandatory Securities minus (f) Securitization Equity.

“Consolidated Indebtedness” means, as of any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) all Indebtedness of the Borrower and its Subsidiaries as of such date minus (b) an amount equal to the outstanding principal amount of Equity Preferred Securities of the

Borrower and its Subsidiaries, provided that the amount deducted pursuant to this clause (b) shall not exceed an amount equal to 15% of the Consolidated Capitalization of the Borrower and its Subsidiaries minus (c) Non-Recourse Securitization Indebtedness minus (d) the aggregate outstanding principal amount of Specified Indebtedness.

“Hedging Agreements” means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements (other than (i) a Mandatory Security (or any component thereof) or any security convertible or exchangeable into Capital Stock of the Borrower (or cash in lieu thereof) and (ii) forward contracts for the delivery of power or gas written by the Borrower to its jurisdictional and wholesale customers in the ordinary course of business).

“Preferred Stock” means, with respect to any Person, all preferred Capital Stock issued by such Person in which the terms thereof do not require such Capital Stock to be redeemed for cash or to make mandatory sinking fund payments.

“SEC Reports” means (i) the Annual Report on Form 10-K of the Borrower for the Fiscal Year ended December 31, 2017, and (ii) the Quarterly Reports on form 10-Q of the Borrower for the Fiscal Quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

(b)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Forward” has the meaning set forth in the definition of “Mandatory Security”.

“Mandatory Security” means a security that is a unit consisting of (a) a contract to purchase Capital Stock of the Borrower (whether expressed as a “purchase contract,” “forward contract” or otherwise) (the “Forward”) and (b) either (1) Indebtedness of the Borrower or a Subsidiary or (2) Preferred Stock of the Borrower (whether or not convertible into Capital Stock of the Borrower), where such Indebtedness or Preferred Stock is pledged by the holder of such unit to secure its obligations under the Forward.

“Specified Indebtedness” means (a) any Indebtedness that is mandatorily redeemable at maturity for Capital Stock of the Borrower or (b) any Indebtedness that is a component of a Mandatory Security (it being understood that if such Indebtedness is no longer a component of a Mandatory Security, including following settlement of the related Forward, a remarketing of such Indebtedness, or substituting such Indebtedness with other collateral for the related Forward, then such Indebtedness shall not constitute Specified Indebtedness).

2.    Extension.

Pursuant to Section 2.5(a) of the Credit Agreement, the Borrower has requested that the Maturity Date be extended for an additional year until October 31, 2023. By executing this Amendment, each Lender, other than SunTrust Bank, shall have consented to the requested extension of the Maturity Date until October 31, 2023 and waives the timing requirements set forth in Section 2.5(a) of the Credit Agreement for requesting such extension. It is understood and agreed that, (a) pursuant to Section 2.5(b) of the Credit Agreement, SunTrust Bank is a Non-Extending Lender and its Maturity Date with respect to the obligations owed to it remains

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October 31, 2020 and (b) after giving effect to this extension request, the Borrower shall have one remaining extension request available under Section 2.5 of the Credit Agreement.

3.    Effectiveness.

This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Required Lenders and each Lender consenting to the extension of its Maturity Date.

(b)    The Borrower shall have paid to the Administrative Agent, for the account of each Lender agreeing to extend its Maturity Date, as set forth in Section 2 above, a fee in an amount equal to 0.06% of such Lender’s Commitment.

(c)    The Borrower shall have paid to the Administrative Agent and Wells Fargo Securities, LLC, all fees due and payable to such Persons on the date hereof.

4.    Ratification of Credit Agreement. The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Sections 1 and 2 above, this Amendment does not impair, reduce or limit any of its obligations under the Credit Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Credit Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

5.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment, or, if required, any such consent, approval, authorization, order, filing, registration or qualification has been previously obtained or made.

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6.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
7.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Credit Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower's properties.
8.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.
9.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:

PNM RESOURCES, INC.,
a New Mexico corporation
By:    /s/ Joseph D. Tarry
Name: Joseph D. Tarry
Title: Vice President, Controller and Treasurer

PNM RESOURCES, INC.
SEVENTH AMENDMENT

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as a Lender and as an L/C Issuer
By:    /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

PNM RESOURCES, INC.
SEVENTH AMENDMENT

LENDERS:
MUFG UNION BANK, N.A.,
as a Lender and an L/C Issuer

By:    /s/ Jeffrey Fesenmaier
Name:    Jeffrey Fesenmaier
Title:    Managing Director

CITIBANK, N.A.,
as a Lender

By:    /s/ Michael Vondriska
Name:    Michael Vondriska
Title:    Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Nancy R. Barwig
Name:    Nancy R. Barwig
Title:    Credit Risk Director

MORGAN STANLEY BANK, N.A.,
as a Lender

By:    /s/ Kenya Yamamoto
Name:    Kenya Yamamoto
Title:    Authorized Signatory

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Justin Painter
Name:    Justin Painter
Title:    Authorized Signatory

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Keven D Smith
Name:    Keven D Smith
Title:    Senior Vice President

SUNTRUST BANK,
as a Lender

By:
Name:
Title:

PNM RESOURCES, INC.
SEVENTH AMENDMENT

U.S. BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Joe Horrigan
Name:    Joe Horrigan
Title:    Managing Director

THE BANK OF NEW YORK MELLON,
as a Lender

By:    /s/ Mark W. Rogers
Name:    Mark W. Rogers
Title:    Vice President

BOKF, NA d/b/a BANK OF ALBUQUERQUE,
as a Lender

By:    /s/ John Valentine
Name:    John Valentine
Title:    SVP

PNM RESOURCES, INC.
SEVENTH AMENDMENT